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Exhibit 10.2.1

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made and entered into as of the 17th day of June, 2002 by and among APCOA/Standard Parking, Inc., a Delaware corporation (the "Company"), Bank One, NA in its capacity as a "Lender" (as hereinafter defined), and LaSalle Bank National Association ("LaSalle"), a national banking association, as agent for the Lenders (in such capacity, the "Agent").

W I T N E S S E T H:

        WHEREAS, the Agent and the Company are party to that certain Amended and Restated Credit Agreement dated as of January 11, 2002 (as such agreement may be further amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"), along with the lenders party thereto from time to time (including without limitation, Bank One, NA) (collectively, the "Lenders" and individually, a "Lender"); and

        WHEREAS, Bank One and LaSalle are the only Lenders to the Credit Agreement as of the date hereof; and

        WHEREAS, in connection with the Credit Agreement, AP Holdings, Inc., a Delaware corporation (the "Parent"), the owner of 100% of the issued and outstanding common stock of the Company, and certain domestic subsidiaries of the Company (the "Guarantors") executed and delivered to Agent, for the benefit of the Lenders, that certain Amended and Restated Guaranty dated as of January 11, 2002 (as it may be further amended, restated, modified or supplemented and in effect from time to time, the "Guaranty"); and

        WHEREAS, certain of the Guarantors will be consolidated or otherwise reorganized as of June 30, 2002, such that (i) new entities will be created and will become guarantors of the Company's obligations pursuant to the Credit Agreement as of that date, (ii) certain of the Guarantors will cease to exist as of that date, and (iii) only APCOA Bradley Parking Company, LLC, a Connecticut limited liability company, APCOA LaSalle Parking Company, LLC, a Louisiana limited liability company, Hawaii Parking Maintenance, Inc., a Hawaii corporation, and Standard Auto Park, Inc., an Illinois corporation currently exist as Guarantors and will continue to exist as Guarantors as of that date (collectively, such Guarantors together with Parent are referred to herein as "Continuing Guarantors"); and

        WHEREAS, the Agent, the Lenders and the Company desire to amend the Credit Agreement in certain respects, as hereinafter described in this Amendment;

        NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Definitions.    Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

        2.    Amendments.    The Loan Documents are hereby amended as follows:

          (a)  Subsection 5.2(l)(2) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      (2) the Company or any Subsidiary may pay or issue to Parent or Affiliates such amounts or dividends which in the aggregate do not exceed in any fiscal quarter an amount equal to the lesser of $750,000 or an amount equal to 50% of the amount of Excess Cash Flow times one-fourth (collectively, the "Affiliate Amount"), provided that (i) such payments do not violate any other terms or provisions of this Agreement, (ii) no Unmatured Event or Event of Default exists or would be caused by such payment, and (iii) the calculation of Excess Cash Flow and the Affiliate Amount shall be delivered to the Agent concurrently with the financial statements required pursuant to Section 5.1(d)(iii) of this Agreement, and the Agent shall have five (5) Business Days from the date the Company's Form 10-Q is filed with the SEC in which to review and approve or disapprove such calculation, and the Affiliate Amount shall be paid upon approval of such calculation, and (iv) the payment of the Affiliate Amount shall begin for the fiscal quarter ending March 31, 2002 and shall continue for each fiscal quarter thereafter;

          (b)  Subsection 5.2(l)(5) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      (5) the Company may use a maximum of $1,000,000 out of the payment received by the Company pursuant to the cancellation of certain Facility Management Agreements to redeem shares of Series C Preferred Stock owned by the Parent; provided, however, that the Parent must use, or return to the Company, 100% of such redemption payment by July 1, 2002, to repurchase (directly, or indirectly in accordance with the transactions disclosed to the Lenders as of the date hereof) and retire a portion of the Parent's Senior Discount Notes; provided, further, that the Company shall immediately provide copies to the Agent of all documents, certificates, instruments and agreements executed in connection with the Parent's direct or indirect repurchase and retirement of the Parent's Senior Discount Notes;

          (c)  The other Loan Documents are hereby amended in accordance with the foregoing amendments to the Credit Agreement, to the extent such amendments are applicable to each other Loan Document.

        3.    Reaffirmation and Confirmation of Security Interest.    The Company and the Guarantors hereby confirm to the Agent that each have granted to the Agent, for the benefit of the Lenders, a security interest in or lien upon substantially all of their respective property, including, without limitation, all the property described in the Security Documents, in order to secure the obligations of the Company to the Agent and the Lenders pursuant to the Credit Agreement. The Company and each Guarantor hereby reaffirms its respective grant of such security interest and lien to the Agent, for the benefit of the Lenders, for such purpose in all respects.

        4.    Reaffirmation and Confirmation of Guaranties.    The Guaranty, as amended, is hereby reaffirmed as of the date hereof in all respects by each of the Continuing Guarantors and shall continue from and after the date hereof and shall remain in full force and effect, as amended, from and after the date hereof, and the obligations guaranteed under the Guaranty shall include the Company's obligations under the Credit Agreement and the other Loan Documents, as amended.

        5.    Representation and Warranties.    To induce the Agent and the Lenders to enter into this Amendment, the Company and the Continuing Guarantors hereby represent and warrant to the Agent and the Lenders that:

          (a)  Since December 31, 2001, there has been no development or event, which has had or could reasonably be expected to have a material adverse effect on the Company's or the Continuing Guarantors' respective businesses or financial condition. No Event of Default or Unmatured Event has occurred or would occur after giving effect to this Amendment.

          (b)  The Company and the Continuing Guarantors each have the corporate power and authority, and the legal right, to make and deliver this Amendment and to perform all of their respective obligations under the Loan Documents, as amended by this Amendment, and each has taken all necessary corporate action to authorize the execution and delivery of this Amendment.

          (c)  When executed and delivered, this Amendment and each Loan Document, as amended by this Amendment, will constitute legal, valid and binding obligations of the Company or the Continuing Guarantors, as applicable, enforceable against each signatory thereto, in accordance with their respective terms, except as affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

          (d)  The representations and warranties made by the Company and the Continuing Guarantors in the Loan Documents to which each is a party are true and correct in all material respects on and as of the date hereof, before and after giving effect to the effectiveness of this Amendment, as if made on and as of this date, other than those that relate to an earlier or specific date.

        6.    Miscellaneous.

          (a)    Captions.    Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

          (b)    Governing Law.    This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          (c)    Severability.    Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          (d)    Counterparts; Facsimile Signature.    This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document. This Amendment may be executed by facsimile signature, and any such facsimile signature by any party hereto shall be deemed to be an original signature and shall be binding on such party to the same extent as if such facsimile signature were an original signature.

          (e)    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (f)    References.    From and after the date of execution of this Amendment, any reference to any of the Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

          (g)    Continued Effectiveness.    Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Credit Agreement, the Notes or any other Loan Document. The parties hereto expressly do not intend to extinguish the Credit Agreement or any other Loan Document. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement, as evidenced by the Notes, and as secured by the collateral described in the Security Documents. The Loan Documents, except as modified hereby, remain in full force and effect and are hereby reaffirmed in all respects.

          (h)    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        [Balance of page intentionally left blank; signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Credit Agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first above written.

APCOA/STANDARD PARKING, INC.
By:	/s/ JAMES A. WILHELM James A. Wilhelm President and Chief Executive Officer
LASALLE BANK NATIONAL ASSOCIATION, as Agent and a Lender
By:	/s/ SEAN P. SILVER
Name:	Sean P. Silver
Title:	Vice President
BANK ONE, NA, as a Lender
By:	/s/ THOMAS T. BOWER
Name:	Thomas T. Bower
Title:	Senior Vice President

[Continuing Guarantor Signature Page to First Amendment to Amended and Restated Credit Agreement]

ACKNOWLEDGED AND AGREED, this
17th day of June, 2002:

AP Holdings, Inc.
By:	/s/ G. MARC BAUMANN G. Marc Baumann Treasurer
APCOA Bradley Parking Company, LLC
	By:	APCOA/Standard Parking, Inc., its sole member and manager
	By:	/s/ JAMES A. WILHELM James A. Wilhelm President and Chief Executive Officer
APCOA LaSalle Parking Company, LLC
	By:	APCOA/Standard Parking, Inc., its sole member and manager
	By:	/s/ JAMES A. WILHELM James A. Wilhelm President and Chief Executive Officer
Hawaii Parking Maintenance, Inc.
By:	/s/ JAMES A. WILHELM James A. Wilhelm President
Standard Auto Park, Inc.
By:	/s/ JAMES A. WILHELM James A. Wilhelm President

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  Exhibit 10.2.1
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT